                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Daisytek International Corporation of our report dated May 8, 2001, except as to Note 3, as to which the date is May 25, 2001, and except as to Note 4 as to which the date is January 4, 2002 with respect to the consolidated financial statements of Daisytek International Corporation included in the Current Report on Form 8-K for the year ended March 31, 2001 filed with the Securities and Exchange Commission on January 7, 2002.


                                                         ERNST & YOUNG LLP



Dallas, Texas
June 25, 2002